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                                                                      EXHIBIT 11

                        TELEPHONE AND DATA SYSTEMS, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                          YEAR ENDED DECEMBER 31, 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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
PRIMARY EARNINGS
  Net Income before Extraordinary Item and Cumulative Effect of Accounting Changes.........  $  60,544
  Dividends on Preferred Shares............................................................     (1,809)
  Minority income adjustment assuming issuance of a subsidiary's issuable securities.......       (411)
                                                                                             ---------
  Net income before Extraordinary Item and Cumulative Effect of Accounting Changes
   applicable to Common....................................................................     58,324
  Cumulative Effect of Accounting Changes..................................................       (723)
                                                                                             ---------
  Net Income Available to Common...........................................................  $  57,601
                                                                                             ---------
                                                                                             ---------
PRIMARY SHARES
  Weighted average number of Common and Series A Common Shares Outstanding.................     53,295
  Additional shares assuming issuance of:
    Options and Stock Appreciation Rights..................................................        182
    Convertible Preferred Shares...........................................................        680
    Common Shares Issuable.................................................................         40
                                                                                             ---------
  Primary Shares...........................................................................     54,197
                                                                                             ---------
                                                                                             ---------
PRIMARY EARNINGS PER COMMON SHARE
  Net Income before Extraordinary Item and Cumulative Effect of Accounting Changes.........  $    1.07
  Cumulative Effect of Accounting Changes..................................................       (.01)
                                                                                             ---------
  Net Income...............................................................................  $    1.06
                                                                                             ---------
                                                                                             ---------
FULLY DILUTED EARNINGS*
  Net Income before Extraordinary Item and Cumulative Effect of Accounting Changes.........  $  60,544
  Dividends on Preferred Shares............................................................     (1,554)
  Minority income adjustment assuming issuance of a subsidiary's issuable securities.......       (413)
                                                                                             ---------
  Net Income before Extraordinary Item and Cumulative Effect of Accounting Changes
   applicable to Common....................................................................     58,577
  Cumulative Effect of Accounting Changes..................................................       (723)
                                                                                             ---------
  Net Income Available to Common...........................................................  $  57,854
                                                                                             ---------
                                                                                             ---------
FULLY DILUTED SHARES
  Weighted average number of Common and Series A Common Shares Outstanding.................     53,295
  Additional shares assuming issuance of:
    Options and Stock Appreciation Rights..................................................        191
    Convertible Preferred Shares...........................................................        949
    Common Shares issuable.................................................................         40
                                                                                             ---------
  Fully Diluted Shares.....................................................................     54,475
                                                                                             ---------
                                                                                             ---------
FULLY DILUTED EARNINGS PER COMMON SHARE
  Net Income before Extraordinary Item and Cumulative Effect of Accounting Changes.........  $    1.07
  Cumulative Effect of Accounting Changes..................................................       (.01)
                                                                                             ---------
  Net Income...............................................................................  $    1.06
                                                                                             ---------
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
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* This  calculation  is  submitted in  accordance  with Securities  Act  of 1934
  Release No. 9083 although not  required by footnote 2  to paragraph 14 of  APB
  Opinion No. 15 because it results in dilution of less than 3%.
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